As filed with the Securities and Exchange Commission on August 4, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ILLINOIS TOOL WORKS INC.

(Exact name of registrant as specified in its charter)

Delaware	36-1258310
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

155 Harlem Avenue

Glenview, Illinois 60025

(847) 724-7500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Janet O. Love

Deputy General Counsel and Assistant Secretary

Illinois Tool Works Inc.

155 Harlem Avenue

Glenview, Illinois 60025

(847) 724-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kimberly K. Rubel

Drinker Biddle & Reath LLP

191 N. Wacker Drive, Suite 3700

Chicago, Illinois 60606-1698

(312) 569-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer:	☒	Accelerated filer:	☐

Non-accelerated filer:	☐ (Do not check if a smaller reporting company)	Smaller reporting company:	☐
		Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities	(1)	(1)	(1)	(1)(2)

(1)	Omitted pursuant to General Instruction II.E of Form S-3. An indeterminate aggregate initial offering price and amount of debt securities are being registered as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

ILLINOIS TOOL WORKS INC.

Debt Securities

We may offer to sell from time to time debt securities. This prospectus provides you with a general description of the securities we may offer. We will provide you with the specific terms and the public offering prices of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest.

The debt securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

You should carefully consider the risk factors included and incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 4, 2017.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, under a shelf registration process. Under this shelf registration process, we may sell debt securities under this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe: the terms of the debt securities offered, any initial public offering price, the price paid to us for the debt securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities. For more detail on the terms of the debt securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

In this prospectus we use the terms “ITW,” the “Company,” “we,” “us,” and “our” to refer to Illinois Tool Works Inc. and our consolidated subsidiaries. References to “debt securities” include any debt security that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.

This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, we may add to this prospectus and offer additional securities by filing a prospectus supplement with the SEC at the time of the offer.

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. Neither we nor any underwriter has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or any sale of debt securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings also are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. In addition, reports, proxy statements and other information concerning us may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

The SEC allows us to incorporate by reference into this document the information we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference the documents listed below:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

2.	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017; and

3.	Current Reports on Form 8-K filed on February 9, 2017 and May 11, 2017 (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules).

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we have terminated the offering. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC. Information that becomes a part of this prospectus after the date of this prospectus will automatically update and may replace information in this prospectus and information previously filed with the SEC.

You may request a copy of any of these documents from us without charge, excluding certain exhibits to the documents, by writing or telephoning us at the following address:

Janet O. Love, Deputy General Counsel and Assistant Secretary

Illinois Tool Works Inc.

155 Harlem Avenue

Glenview, Illinois 60025

(224) 661-7778

Documents may also be available on our website at www.itw.com. We do not intend our website address to be an active link and information contained on our website does not constitute a part of this prospectus or any accompanying prospectus supplement (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been expressly incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference certain statements and information that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may be identified by the use of words such as “believe,” “expect,” “plans,” “intends,” “may,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “guidance,” “forecast,” and other similar words, including, without limitation, statements regarding the expected performance of acquired businesses and impact of divested businesses, economic conditions in various geographic regions, the timing and amount of share repurchases, the timing and amount of benefits from the Company’s Enterprise Strategy, the adequacy of internally generated funds and credit facilities to service debt and finance the Company’s capital allocation priorities, the sufficiency of U.S. generated cash to fund cash requirements in the U.S., the cost and availability of additional financing, the Company’s portion of future benefit payments related to pension and postretirement benefits, the expected impact of a change in the method of calculating the service and interest cost components of net periodic pension and other postretirement benefit costs to a specific spot rate approach, the availability of raw materials and energy, the expiration of any one of the Company’s patents, the cost of compliance with environmental regulations, the likelihood of future goodwill or intangible asset impairment charges, the impact of failure of the Company’s employees to comply with applicable laws and regulations, the impact of foreign currency fluctuations, the outcome of outstanding legal proceedings, the impact of adopting new accounting pronouncements, and the estimated timing and amount related to the resolution of tax matters. These statements are subject to certain risks, uncertainties, and other factors, which could cause actual results to differ materially from those anticipated. Important risks that may influence future results include (1) weaknesses or downturns in the markets served by the Company, (2) changes or deterioration in international and domestic political and economic conditions, (3) the timing and amount of benefits from the Company’s enterprise initiatives and their impact on organic revenue growth, (4) market conditions and availability of financing to fund the Company’s share repurchases, (5) the risk of intentional acts of the Company’s employees, agents or business partners that violate anti-corruption and other laws, (6) the unfavorable impact of foreign currency fluctuations, (7) a delay or decrease in the introduction of new products into the Company’s product lines or failure to protect the Company’s intellectual property, (8) the potential negative impact of acquisitions on the Company’s profitability and returns, (9) negative effects of divestitures, including retained liabilities and unknown contingent liabilities, (10) potential negative impact of impairments to goodwill and other intangible assets on the Company’s profitability and return on invested capital, (11) increases in funding costs or decreases in credit availability due to market conditions or changes to the Company’s credit ratings, (12) raw material price increases and supply shortages, (13) unfavorable tax law changes and tax authority rulings, (14) financial market risks to the Company’s obligations under its defined benefit pension plans, (15) potential adverse outcomes in legal proceedings, and (16) negative effects of service interruptions, data corruption, cyber-based attacks or network security breaches. A more detailed description of these risks is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. These risks are not all inclusive and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, known or unknown to us, including, but not limited to, those described in Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, in any prospectus supplement, and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, we do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date the statement is made, whether as a result of new information, future events, changes in assumptions or otherwise.

THE COMPANY

Illinois Tool Works Inc. is a global manufacturer of a diversified range of industrial products and equipment with 85 divisions in 57 countries. As of December 31, 2016, we employed approximately 50,000 persons.

The Company’s operations are organized and managed based on similar product offerings and end markets, and are reported to senior management as the following seven segments: Automotive OEM; Food Equipment; Test & Measurement and Electronics; Welding; Polymers & Fluids; Construction Products; and Specialty Products.

We were founded in 1912 and incorporated in Delaware in 1915. Our principal offices are located at 155 Harlem Avenue, Glenview, Illinois 60025. Our telephone number is (847) 724-7500. We maintain a website at www.itw.com. We are not including the information contained on our website as a part of, or incorporating it by reference into, this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the last five fiscal years and for the six months ended June 30, 2017 is set forth below. You should read this table in conjunction with the consolidated financial statements and related notes to financial statements incorporated by reference in this prospectus. See “Where You Can Find More Information.”

For the purpose of computing these ratios, “earnings” consists of income from continuing operations before income taxes and equity method earnings plus fixed charges and dividends of unconsolidated affiliates. “Fixed charges” consists of interest expense (which includes amortization of debt issuance costs) and an estimate of the interest within rental expense. The ratio was calculated by dividing the sum of the “fixed charges” into the sum of “earnings.” Interest related to income tax matters is included in income taxes in the consolidated statement of income and is excluded from the computation of fixed charges.

	Six Months Ended June 30, 2017	Fiscal Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	11.5x	11.9x	11.3x	10.2x	9.3x	13.4x

(1)	Certain reclassifications of prior years’ data have been made to conform to current year reporting, including discontinued operations. In addition, we divested a 51% majority interest in our Decorative Surfaces segment on October 31, 2012, which, due to our continuing involvement through our remaining 49% interest, is presented in continuing operations prior to October 31, 2012. See our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, each of which is incorporated by reference in this prospectus supplement, for more detail regarding discontinued operations and the Decorative Surfaces transaction.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. Until we apply the proceeds from the sale of the securities, we may temporarily invest any proceeds that are not immediately applied to the above purposes in United States government or agency obligations, commercial paper, money market accounts, short-term marketable securities, bank deposits or certificates of deposit, repurchase agreements collateralized by United States government or agency obligations or other short-term investments.

DESCRIPTION OF DEBT SECURITIES

The following summarizes the material provisions of the debt securities to which a prospectus supplement may relate. We may issue debt securities from time to time in one or more series. Each time we offer debt securities, the prospectus supplement related to that offering will describe the applicable terms.

As required by United States federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract entered into by us and a financial institution, acting as trustee on your behalf. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles:

•	First, subject to some limitations, the trustee can enforce your rights against us if we default.

•	Second, the trustee performs for us certain administrative duties, which include sending you notices and, if the trustee also performs the service of paying agent, interest payments.

Because this section is a summary of the material terms, it does not describe every aspect of the debt securities. We urge you to read the indenture governing the debt securities because it, and not this description, defines your rights as a holder of debt securities. The debt securities will be governed by an indenture between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee, or with such other trustee as may be selected by the Company. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. This description is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture covering the debt securities, as described below, including definitions of some terms used in the indenture. The indenture is subject to any amendments or supplements that we may enter into from time to time, as permitted under the indenture.

References to “ITW,” “we,” “us” and “our” in this section are only to Illinois Tool Works Inc. and not to its subsidiaries.

General

Unless otherwise provided in the applicable prospectus supplement, the debt securities will be unsecured senior obligations of our company. As senior debt securities, they will rank equally with all of our other unsecured and unsubordinated indebtedness.

Our debt securities are effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables and capital lease obligations, of any of our subsidiaries. This may affect your ability to receive payments on our debt securities.

The indenture provides for the issuance by us from time to time of debt securities in one or more series. The indenture does not limit the aggregate principal amount of debt securities we may issue under the indenture. In addition, the indenture does not limit the amount of other indebtedness or debt securities, other than certain secured indebtedness to the extent described in the prospectus supplement relating to that series of debt securities that may be issued by ITW or its subsidiaries.

The indenture sets forth the specific terms of any series of debt securities or provides that such terms will be set forth in, or determined pursuant to, one or more authorizing resolutions and an officers’ certificate or a supplemental indenture, if any, relating to that series.

You should read the prospectus supplement relating to a particular series of debt securities for the following terms of the series of debt securities offered by that prospectus supplement and this prospectus:

•	the designation of the debt securities;

•	the limit upon the aggregate principal amount of the debt securities;

•	the rate or rates at which the debt securities will bear interest, if any, or the formula by which interest will accrue;

•	the dates from which interest will accrue, the interest payment dates on which such interest will be payable, and the record date for the interest payable on any interest payment date;

•	the maturity date of the debt securities;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which, the debt securities may be redeemed, in whole or in part;

•	our obligation, if any, to redeem or purchase the debt securities pursuant to a sinking, purchase or analogous fund or at the option of the holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, the debt securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation;

•	whether any of the debt securities may be redeemed at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which, and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part;

•	if other than the principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of maturity;

•	if other than denominations of $1,000, if registered, and $5,000, if unregistered, and any integral multiples of the applicable denominations for debt securities denominated in dollars, the denominations in which the debt securities will be issuable;

•	the form of security to be used to evidence ownership of the debt securities;

•	the place or places where the principal of (and premium, if any) and interest, if any, on the debt securities will be payable;

•	any additional offices or agencies maintained for the registration of transfer, exchange and payment of the debt securities;

•	whether the debt securities will be issued as registered securities or as unregistered securities, with or without coupons;

•	whether unregistered debt securities may be exchanged for registered debt securities and whether registered debt securities may be exchanged for unregistered debt securities and the circumstances under which and the place or places where any such exchanges, if permitted, may be made;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global security or securities and whether any global securities of such series will be issuable initially in temporary form, and whether any global securities of such series will be issuable in definitive form, with or without coupons, and, if so, whether beneficial owners of interests in any such definitive global security may exchange such interests for debt securities of such series and the circumstances under which and the place or places where any such exchange may occur;

•	if other than dollars, the coin, or currency or currencies, or currency unit or units in which the debt securities will be denominated and in which payment of the principal, premium, and interest, if any, on the debt securities will be payable;

•	if the principal, premium, and interest, if any, on the debt securities are to be payable at the election of us or a holder thereof or under some or all other circumstances, in a coin, or currency or currencies, or currency unit or units other than that in which the debt securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made, or the other circumstances under which any of the debt securities are to be so payable, and any provision requiring the holder thereof to bear currency exchange costs by deduction from such payments;

•	if the principal, premium, and interest, if any, on the debt securities may be determined with reference to a currency, currency unit, commodity or financial or non-financial index or indices, then the manner in which such amounts will be determined;

•	whether and under what circumstances and with what procedures and documentation we will pay additional amounts on any of the debt securities and coupons, if any, of such series to any holder who is a Non-U.S. Holder (as defined in the prospectus supplement relating to the debt securities), in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay additional amounts (and the terms of any such option);

•

the person to whom any interest on any registered debt security will be payable, if other than the person in whose name that debt security is registered at the close of business on the record date for such interest, the manner in which, or the person to whom, any interest on any unregistered debt security of such series will be payable, if other than upon presentation and surrender of the coupons appertaining thereto as they mature, and the extent to which, or the manner in which, any interest payable on a temporary global security on an interest payment date will be paid if other than in the manner provided below;

•	whether some of the provisions relating to the defeasance and discharge of the debt securities, or certain obligations relating thereto, described below under “Defeasance and Discharge of Indenture or Certain Obligations” will be applicable to the debt securities; and

•	any other terms of the debt securities (which will not be inconsistent with the provisions of the indenture).

The principal, premium, and interest, if any, will be payable at the time or times and in the manner provided in the prospectus supplement relating to any series of debt securities. In the case of registered securities, interest on the debt securities will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date. Any paying agents initially designated by us for the debt securities of a particular series will be named in the prospectus supplement relating to those debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

The debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument or instruments of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (of like aggregate principal amount and in any authorized denominations) at the office or agency maintained by us (initially the principal office of the trustee in Chicago, Illinois or another office designated by the trustee). The transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of debt securities. We will not be required to (1) issue, register the transfer of, or exchange debt securities for a period of 15 days prior to the redemption of any of the debt securities of that series or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

We have appointed the current trustee under the indenture as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any series of debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the affected debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued only in fully registered form, with or without coupons, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in the global debt security will be shown on, and transfers will be effected only through, records maintained by the designated depositary and its participants as described below.

We may issue debt securities with terms different from those of debt securities that may already have been issued. There is no requirement that we issue debt securities in the future under the same indenture, and we may use other indentures or documentation, containing materially different provisions in connection with future issues of other debt securities.

We may issue the debt securities as original issue discount securities, which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe the United States federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

In addition, special United States federal income tax considerations or other restrictions or other terms applicable to any debt securities offered exclusively to foreigners or denominated in a currency other than United States dollars may also be set forth in the prospectus supplement, if applicable.

We will comply with Section 14(c) of the Exchange Act, and any other tender offer rules within the Exchange Act, which may then be applicable, if we are obligated to purchase debt securities at the option of the holders of the securities. Any obligation applicable to a series of debt securities will be described in the applicable prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any series of debt securities, the indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving our company. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. Reference is made to the prospectus supplement relating to the particular series of debt securities being offered for information about any deletions from, modifications or additions to the events of default described below or covenants of ITW in the indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

If any debt securities are convertible, they may be convertible into or exchangeable for securities, property or cash, or a combination of the foregoing, and the prospectus supplement will explain the terms and conditions of such conversion or exchange, including:

•	the securities, property or cash into which the debt securities are convertible or for which they are exchangeable;

•	the conversion price or exchange ratio, or the calculation method for such price or ratio;

•	the conversion or exchange period, or how such period will be determined;

•	if conversion or exchange will be mandatory or at the option of the holder or the Company;

•	provisions for adjustment of the conversion price or the exchange ratio;

•	provisions affecting conversion or exchange in the event of the redemption of the debt securities; and

•	any other terms of the debt securities that are consistent with the provisions of the indenture.

Such terms may also include provisions under which the number or amount of other securities or property to be received by the holders of such debt securities upon conversion or exchange would be calculated according to the market price of such other securities or property as of a time stated in the prospectus supplement.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities (each a “Global Security”) that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that particular series.

The specific terms of a depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that particular series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a Global Security, the depositary for the Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the Global Security. These accounts will be designated by the underwriters or agents with respect to such debt securities or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a Global Security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) for such Global Security and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that some purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a Global Security.

So long as the depositary for a Global Security, or its nominee, is the registered owner of the Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the Global Security for all purposes under the indenture governing these debt securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have debt securities of the series represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of a series in definitive form and will not be considered the owners or holders of the debt securities under the indenture.

Principal of, any premium and interest on, and any additional amounts with respect to debt securities registered in the name of a depositary or its nominee will be paid to the depositary or its nominee, as the case may be, as the registered owner of the Global Security representing the debt securities. None of ITW, the trustee, the paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on, or additional amounts with respect to debt securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the Global Security for the debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the sole responsibility of the participants.

The indenture provides that if (1) the depositary for a series of debt securities notifies us that it is unwilling or unable to continue as depositary or if the depositary ceases to be eligible under the indenture and a successor depositary is not appointed by us within 90 days of written notice or (2) we determine that the debt securities of a particular series will no longer be represented by Global Securities and execute and deliver to the trustee a company order to that effect, the Global Securities will be exchanged for debt securities of the series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Securities being exchanged. The definitive debt securities will be registered in such name or names as the depositary instructs the trustee. We expect that these instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in Global Securities.

Consolidation or Merger

Under the terms of the indenture, we may consolidate or merge with another corporation or sell, convey or lease all or substantially all of our assets to another corporation or entity. The successor or acquiring corporation or entity must expressly assume all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on any outstanding series of debt securities and performance of the covenants. If, upon any such consolidation, merger, sale, conveyance or lease, or upon any such consolidation, merger, sale, conveyance or lease with respect to a Restricted Subsidiary (as defined below), any Principal Property (as defined below) or shares of stock or indebtedness of a Restricted Subsidiary would become subject to a lien that is not in favor of us, a Restricted Subsidiary or any such successor or acquiring corporation or entity, we must, before or at the time of such transaction, effectively provide that any series of debt securities outstanding under the indenture will be secured (if we so choose, equally and ratably with any other obligation of us or a Restricted Subsidiary that ranks equally with such debt securities) by a direct lien on such Principal Property or shares of stock or indebtedness of a Restricted Subsidiary that is prior to all liens other than pre-existing liens on such Principal Property or shares of stock or indebtedness of a Restricted Subsidiary, and that will continue as long as such Principal Property, shares of stock or indebtedness is subject to the lien arising in such transaction. As used herein, “Restricted Subsidiary” means any subsidiary (other than a subsidiary principally engaged in leasing or financing installment receivables or financing operations outside the United States) that owns or leases a Principal Property if: (1) substantially all of its property is located in the United States, (2) substantially all of its business is carried on in the United States, or (3) it is incorporated in any State of the United States. “Principal Property” means any manufacturing plant or other facility within the United States that we or a subsidiary own or lease, unless our Board of Directors determines that the plant or facility, together with any others so determined, is not of material importance to the total business of us and our Restricted Subsidiaries.

Events of Default

Each of the following events will constitute an event of default under the indenture with respect to any series of debt securities issued:

•	failure to pay any installment of interest on the debt of that series that continues for 30 days after such payment is due;

•	failure to pay principal of or premium, if any, on the debt securities of that series when due;

•	failure to perform any of the other covenants or agreements in the debt securities or in the indenture and relating to the debt securities of that series that continues for 60 days after notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series; or

•	certain events of bankruptcy, insolvency or reorganization of us.

An event of default with respect to a particular series of debt securities issued under the indenture does not necessarily constitute an event of default with respect to any other series. The indenture provides that the trustee will, with certain exceptions, notify the holders of the affected series of debt securities of the occurrence of any of the events of default listed above (not including any applicable grace period and irrespective of the giving of notice as described in the third bullet) known to the trustee within 90 days after the occurrence thereof. Except in the case of a default in the payment of principal of, or premium, if any, or interest on a series of the debt securities, the trustee may withhold notice if it determines in good faith that withholding notice is in the interest of the holders.

If an event of default is continuing for any series of the debt securities, the trustee or the holders of not less than 25% in aggregate principal amount of the affected series of debt securities then outstanding may declare the principal amount of that series of the debt securities to be due and payable immediately. In such a case, subject to certain conditions, the holders of a majority in aggregate principal amount of that series of the debt securities then outstanding can annul the declaration and waive past defaults.

We are required to provide an annual officers’ certificate to the trustee concerning our compliance with certain covenants we make in the indenture. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is not obligated to exercise any of its rights or powers at the request or direction of any of the holders of debt securities unless the holders have offered the trustee security or indemnity reasonably satisfactory to the trustee. The holders of a majority in principal amount of the outstanding debt securities of each series affected by an event of default may direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture or exercising any of the trustee’s trusts or powers with respect to that series of the debt securities; however, the trustee may decline to follow such direction in certain circumstances.

Modification and Amendment of Indenture

We may enter into supplemental indentures with the trustee without the consent of the holders of any series of debt securities to, among other things:

•	evidence the assumption by a successor corporation of our obligations under the indenture;

•	appoint additional or separate trustees to act under the indenture;

•	add covenants for the protection of the holders of the debt securities; and

•	cure any ambiguity or correct any inconsistency in the indenture.

With the consent of the holders of a majority in aggregate principal amount of the securities of each affected series issued under the indenture at the time outstanding, we may execute supplemental indentures with the trustee to add provisions or change or eliminate any provision of the indenture or any supplemental indenture relating to such series or to modify the rights of the holders of those securities. However, no such supplemental indenture will (1) extend the fixed maturity of any securities, reduce the principal amount (including in the case of discounted securities the amount payable upon acceleration of the maturity thereof), reduce the rate or extend the time of payment of any interest, reduce any premium payable upon redemption, or change the currency in which any securities are payable, without the consent of each holder of affected securities, or (2) reduce the aforesaid majority in principal amount of the securities of any series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all securities of such series.

Defeasance and Discharge of Indenture or Certain Obligations

At our option, we (1) will be discharged from all obligations under the indenture in respect of the debt securities of a series (except for certain obligations to register the transfer of or to exchange debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold monies for payment in trust) or (2) need not comply with certain covenants of the indenture (including the limitation on liens and the limitation on sale and lease-back) and will not be limited by the restrictions in the indenture with respect to merger, consolidation or sale, conveyance or lease of substantially all of our assets, in each case if we irrevocably deposit with the trustee, in trust, money or U.S. government obligations (or a combination thereof) sufficient to pay the principal of and any premium or interest on the notes when due and satisfy other conditions in the indenture. In order to select either option, we must provide the trustee, among other things, a ruling from or published by the Internal Revenue Service (in the case of option 1) or an opinion of counsel (in the case of option 2) to the effect that holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of the option, as if we had not exercised such option.

In the event we exercise our option under (2) above with respect to any series of debt securities and the debt securities of such series are declared due and payable because of the occurrence of any event of default other than default with respect to such obligations, the amount of money and U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. We would remain liable, however, for such payments.

Governing Law

The indenture and the debt securities will be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to agreements made or instruments entered into and, in each case, performed in said state.

Relationship with the Trustee

The current trustee under the indenture, The Bank of New York Mellon Trust Company, N.A., currently serves as the trustee with respect to certain of our other outstanding debt securities.

PLAN OF DISTRIBUTION

We may sell our securities on a continuous or delayed basis in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, the place and time of delivery of the securities, the name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell securities as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Each series of securities will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters, dealers and their affiliates may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, certain legal matters with respect to the validity of the issuance of the debt securities will be passed upon for us by Janet O. Love, Esq. (or other senior general counsel as may be designated by us). Ms. Love, in her capacity as Deputy General Counsel and Assistant Secretary, is a participant in various of our employee benefit and incentive plans, including stock option plans, offered to employees. As of August 1, 2017, Ms. Love beneficially owns 11,361 shares of our common stock. Any underwriters, dealers or agents will be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Illinois Tool Works Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses payable by the registrant expected to be incurred in connection with the issuance and distribution of the securities being registered hereby.

Securities and Exchange Commission registration fee	(1)
Legal fees and expenses	(2)
Trustee’s fees and expenses	(2)
Rating agency fees	(2)
Accounting fees and expenses	(2)
Printing expenses	(2)
Miscellaneous	(2)

Total	(2)

(1)	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) under the Securities Act and are not estimable at this time.
(2)	These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers

Limitation on Liability of Directors

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation, in its certificate of incorporation, to limit or eliminate the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. The provisions of Article Thirteenth of the registrant’s Restated Certificate of Incorporation eliminate the personal liability of directors of the registrant to the extent set forth in the DGCL.

Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers against expenses (including attorneys’ fees actually and reasonably incurred), judgments, fines and settlements, in connection with any action, suit or proceeding (other than derivative actions), whether civil, criminal, administrative or investigative, if it is determined that such person acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, had no reasonable cause to believe that his or her conduct was unlawful. In a derivative action brought by or in the right of the corporation, the DGCL permits indemnification of any such person if he or she acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation, but no indemnification may be given where such person has been found to be liable to the corporation unless (and only to the extent that) a court determines that despite such finding of liability, such person is fairly and reasonably entitled to indemnification against such expenses which the court deems proper. Article V of the registrant’s By-Laws provides for indemnification of the registrant’s directors and officers to the fullest extent permitted by the DGCL. Article V further permits the registrant to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the registrant would have the power to indemnify such person against such liability under the DGCL.

The registrant’s directors and officers are covered by insurance policies directly insuring them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the registrant.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after the effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Glenview, State of Illinois, on August 4, 2017.

ILLINOIS TOOL WORKS INC.

By:	/s/ E. Scott Santi
E. Scott Santi
Chairman and Chief
Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norman D. Finch, Michael M. Larsen and Randall J. Scheuneman, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign, execute and file any amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents required to be filed in connection therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as such person might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or any substitute or substitutes therefor, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this August 4, 2017.

Signature	Title

/s/ E. Scott Santi E. Scott Santi	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael M. Larsen Michael M. Larsen	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Randall J. Scheuneman Randall J. Scheuneman	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Daniel J. Brutto Daniel J. Brutto	Director

/s/ Susan Crown Susan Crown	Director

/s/ James W. Griffith James W. Griffith	Director

/s/ Jay L. Henderson Jay L. Henderson	Director

/s/ Richard H. Lenny Richard H. Lenny	Director

S-1

/s/ James A. Skinner James A. Skinner	Director

/s/ David B. Smith, Jr. David B. Smith, Jr.	Director

/s/ Pamela B. Strobel Pamela B. Strobel	Director

/s/ Kevin M. Warren Kevin M. Warren	Director

/s/ Anré D. Williams Anré D. Williams	Director

S-2

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement relating to the debt securities.

4.1	Amended and Restated Certificate of Incorporation of Illinois Tool Works Inc., filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 and incorporated herein by reference.

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Illinois Tool Works Inc., filed as Exhibit 3(a)(ii) to the Company’s Form 8-K filed on May 12, 2016 and incorporated herein by reference.

4.3	By-laws of Illinois Tools Works Inc., amended and restated as of May 6, 2016, filed as Exhibit 3(b)(i) to the Company’s Current Report on Form 8-K filed on May 12, 2016 and incorporated herein by reference.

4.4	Indenture between Illinois Tool Works Inc. and The First National Bank of Chicago, as Trustee, dated as of November 1, 1986, filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed on January 15, 1999 (Commission File No. 333-70691) and incorporated herein by reference.

4.5	First Supplemental Indenture between Illinois Tool Works Inc. and Harris Trust and Savings Bank, as Trustee, dated as of May 1, 1990, filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-3 filed on January 15, 1999 (Commission File No. 333-70691) and incorporated herein by reference.

5.1	Opinion of Janet O. Love, Esq.

12.1	Statement regarding computation of ratio of earnings to fixed charges.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Janet O. Love, Esq. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this registration statement).

25.1	Form of T-1 Statement of Eligibility of Trustee.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.